Exhibit 10.1
Baker Hughes Company Director Restricted Stock Unit Award Agreement For
[●] (“Participant”)
1.Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Baker Hughes Company 2021 Long-Term Incentive Plan (the “Plan”).
2.Grant. The Board of Directors (the “Board”) of Baker Hughes Company (the “Company”) has granted Restricted Stock Units, from time to time with Dividend Equivalents (“RSUs”), to the individual named in this Award Agreement (the “Participant”) on [●] (the “Grant Date”). Each RSU entitles the Participant to receive from the Company (i) one share of Class A common stock of the Company, par value $0.0001 per share (“Share”) for which the restrictions lapse in accordance with paragraph 4 or 5, and (ii) cash payments based on dividends paid to stockholders as set forth in paragraph 3, each in accordance with the terms of this Award, the Plan, any country specific addendums and any rules and procedures adopted by the Board. Shares may be adjusted or converted into other property or cash pursuant to the provisions of the Plan.
3.Dividend Equivalents. Until such time as the earlier of the restrictions on the RSUs lapsing or the RSUs being cancelled in accordance with paragraph 4 or 5, the Company shall establish an amount to be paid to the Participant equal to the number of RSUs subject to restriction times the per Share quarterly dividend payments made to stockholders of the Company’s Shares (“Dividend Equivalent”). The Company shall accumulate Dividend Equivalents and, on the restriction lapse date, will pay the Participant a cash amount equal to the Dividend Equivalents with respect to the number of RSUs for which restrictions lapse in accordance with paragraph 4 or 5 and unpaid as of the date that restrictions lapse (without interest). Notwithstanding the foregoing, any accumulated and unpaid Dividend Equivalents attributable to RSUs that are cancelled will not be paid and are immediately forfeited upon cancellation of the RSUs.
4.Lapse of Restrictions. Subject to paragraph 5, restrictions on the number of RSUs reflected in the Participant’s Plan account maintained by Fidelity Stock Plan Services will lapse on the first anniversary of the Grant Date (the “Normal Restriction Lapse Date”) only if the Participant has continuously served on the Board through such date. If the Participant’s service on the Board terminates prior to the designated Restriction Lapse Date for any reason other than as set forth in paragraph 5, the RSUs shall be immediately cancelled upon such termination of service.
5.Early Vesting Events. Restrictions on the RSUs will lapse upon the occurrence of any of the following events (each an “Early Vesting Event”) prior to the designated Restriction Lapse Date:
a.Completion of Term. If, before the designated Restriction Lapse Date, the Participant completes the term for which the Participant was elected to the Board and as a result thereof the Participant’s service on the Board terminates, restrictions shall immediately lapse on the last day of such term.
b.Employment Termination Due to Death. If the Participant’s service on the Board terminates as a result of the Participant’s death, then restrictions shall immediately lapse.
c.Termination for Disability. Restrictions shall immediately lapse if the Participant’s service on the Board terminates as a result of a disability as determined in the sole discretion of the Board.
d.Change in Control. On a Change in Control, restrictions shall immediately lapse.
6.Alteration/Termination. The Company shall have the right at any time in its sole discretion to amend, alter, suspend, discontinue or terminate any RSUs without the consent of the Participant; provided, however, that no such amendment, alteration, suspension, discontinuance or termination shall occur if reasonably likely to significantly diminish the rights of the Participant without the Participant’s consent; provided further that no such consent shall be required with respect to any amendment, alteration, suspension, discontinuance or termination if the Board determines in its sole discretion that such amendment, alteration, suspension, discontinuance or termination either (i) is required or advisable to satisfy or conform to any applicable law, regulation or accounting standard or (ii) is in accordance with paragraph 8. Notwithstanding the foregoing, no amendment of the RSUs may be made that would cause the Participant to become subject to additional taxes under Section 409A. Also, the RSUs shall be null and void to the extent the grant of RSUs or the lapse of restrictions thereon is prohibited under the laws of the country of residence of the Participant.
7.Plan Terms. All terms used in this Award have the same meaning as given such terms in the Plan, a copy of which will be furnished upon request. This Award is subject to the terms of the Plan, which terms are incorporated by reference.
8.Nontransferability. Except as specified in this Award Agreement, this Award and this Agreement are not transferable or assignable by you other than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or similar order.
9.Data Privacy. The Company, the stock brokerage or other financial or administrative services firm designated by the Company (the “Stock Plan Administrator”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan administer and maintain the data regarding the Plan, the participants and the awards granted to participants in the group consisting of the Company and its Subsidiaries (the “Company Group”) worldwide. You authorize the Company, the Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Personal Data (as defined below), in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. The data administered and maintained by the Company, the Stock Plan Administrator and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan includes information that may be considered personal data, including your name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, and any Shares or directorships held in the Company, and details of this Award or any other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in your favor (“Personal Data”). You further acknowledge that you understand that the countries to which your Personal Data may be transferred may have data protection standards that are different than those in your home country and that offer a level of data protection that is less than that in your home country. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your service status and career will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant you this Award or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.
10.Entire Agreement. This Award Agreement, the Plan, country specific addendums and the rules and procedures adopted by the Board contain all of the provisions applicable to the RSUs and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant.
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.
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